Exhibit 99.2

Blue Whale Acquisition Corp I Announces Closing of $200,000,000 Initial Public Offering

August 6, 2021

NEW YORK and ABU DHABI, UAE, Aug. 6, 2021 — Blue Whale Acquisition Corp I (Nasdaq: BWCAU) (the “Company”) announced today the closing of its initial public offering of 20,000,000 units, at a price to the public of $10.00 per unit, resulting in gross proceeds of $200,000,000.

The Company’s units began trading on The Nasdaq Capital Market (“Nasdaq”) on August 4, 2021, under the ticker symbol “BWCAU.” Each unit consists of one Class A ordinary share, and one-fourth of one warrant to purchase one Class A ordinary share, for $10.00 per unit. In addition, MIC Capital Partners (Public) Parallel Cayman, LP, the direct parent of the sponsor, entered into a forward purchase agreement that provides for the purchase, at its discretion, of up to $50,000,000 forward purchase units, each consisting of one Class A ordinary share, or a forward purchase share, and one-fourth of one warrant to purchase one Class A ordinary share, or a forward purchase warrant, for $10.00 per unit, in a private placement to close substantially concurrently with the closing of the initial business combination. MIC Capital Partners (Public) Parallel Cayman, LP also purchased 2,000,000 units of the 20,000,000 public shares sold in the offering at the offering price of $10.00 per unit. When the securities comprising the units begin separate trading, the Company expects that the Class A ordinary shares and warrants will be listed on Nasdaq under the symbols “BWC” and “BWCAW”, respectively.

The Company is sponsored by Mubadala Capital, the asset management subsidiary of Mubadala Investment Company PJSC (“Mubadala”), a leading global sovereign investor headquartered in Abu Dhabi, with more than $243 billion of assets under management. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses in the media, entertainment and technology industries. The Company is led by Maxime Franzetti, Head of Public Equities and SPACs at Mubadala Capital, Adib Mattar, Head of Private Equity at Mubadala Capital and Russ Pillar, Founder and Executive Chairman of Reigning Champs, the world’s largest NCAA-compliant path-to-college company for student-athletes, and Senior Advisor to Mubadala Capital.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission (“SEC”) on August 3, 2021. The public offering is being made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained for free from the U.S. Securities and Exchange Commission website (http://www.sec.gov); Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282-2198, telephone +1 866 471 2526, facsimile: +1 212 902 9316, or email: prospectus-ny@ny.email.gs.com; and BofA Securities, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attention: Prospectus Department or email: dg.prospectus_requests@bofa.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-looking statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds thereof. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About Blue Whale Acquisition Corp I

Blue Whale Acquisition Corp I is a newly organized blank check company formed by an affiliate of Mubadala Capital. Mubadala Capital is the asset management subsidiary of Mubadala, a leading global sovereign investor headquartered in Abu Dhabi. In addition to managing its own balance sheet investments, Mubadala Capital manages c. $9 billion in third-party capital vehicles on behalf of institutional investors in each of its businesses, including three private equity funds, two early stage venture funds, a public fund and a fund in Brazil focused on special situations. Mubadala Capital is a differentiated and value-added investor that leverages both the Mubadala network and the relationships embedded within the investment team to source proprietary investment opportunities on a global basis. Mubadala Capital invests across a range of asset classes including private equity, public equity and venture capital. Each business employs a fundamentals-driven investment strategy, prioritizing capital preservation and long-term value creation.

Mubadala Capital has a long track record of successfully identifying category leaders suitable for investment, especially in media, entertainment, and premium content and services sectors. Representative transactions the firm has consummated in the recent past include EMI Music Publishing (acquired in 2012 and successfully exited in 2018, making Mubadala Capital one of the few institutional investors to successfully structure, purchase and exit a major music asset in the last decade), Endeavor (acquired in 2014), Reigning Champs (acquired in 2014), Imagine Entertainment (acquired in 2016), YES Network (acquired in 2019) and Looping Group (acquired in 2019). In total, these transactions and others in the media, entertainment and premium content and services sectors represent more than $1 billion of capital deployed.

Contacts

Media contact:

Salam Kitmitto

sakitmitto@mubadala.ae

+971 50 276 9286

Mubadala Capital

Katie Kuga Wenner

kwenner@mubadalacapital.ae

SOURCE Mubadala Capital

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